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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-112746, No. 333-111777, No. 333-106942, No. 333-74906 and No. 333-87276) of Rigel Pharmaceuticals, Inc. and in the related Prospectuses, and in the Registration Statements (Forms S-8 No. 333-111782, No. 333-107062, No. 333-106532, No. 333-51184 and No. 333-72492) pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, 2000 Non-Employee Directors' Stock Option Plan and 2001 Non-Officer Equity Incentive Plan of Rigel Pharmaceuticals, Inc., of our report dated January 27, 2004, except for Note 9, as to which the date is February 25, 2004, with respect to the financial statements of Rigel Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Palo Alto, California
March 10, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS